Exhibit 4.1

EXECUTION VERSION

VOLCANO CORPORATION

AS ISSUER

1.75% CONVERTIBLE SENIOR NOTES DUE 2017

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF DECEMBER 10, 2012

WELLS FARGO BANK, NATIONAL ASSOCIATION

AS TRUSTEE

i

ii

iii

SECOND SUPPLEMENTAL INDENTURE dated as of December 10, 2012 (this “Supplemental Indenture”), between Volcano Corporation, a Delaware corporation (“Company”), and Wells Fargo Bank, National Association, a national banking association, as trustee (“Trustee”), to the Indenture dated as of September 20, 2010, between the Volcano Corporation, a Delaware Corporation, and the Wells Fargo Bank, National Association (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of debt securities (the “Securities”) to be issued in one or more series as provided in the Base Indenture;

WHEREAS, Section 2.01 of the Base Indenture provides for the Company to establish Securities of any series pursuant to a supplemental indenture, and Section 9.01(g) of the Base Indenture provides for the Company and the Trustee to enter into any such indenture supplemental to provide for the issuance and establish the form or terms of Securities of such series as permitted by Section 2.01 of the Base Indenture without the consent of any Holders;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its “1.75% Convertible Senior Notes due 2017” (the “Notes”), the form and substance of the Notes and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary to make (i) this Supplemental Indenture a valid and legally binding instrument in accordance with its terms and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid and legally binding obligations of the Company, have been performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, for and in consideration of the premises and the purchase and acceptance of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND PROVISIONS OF GENERAL APPLICATION

Section 1.01 Definitions

As used herein, the following terms have the specified meanings:

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transfer or transaction and as in effect from time to time.

“Base Indenture” means the Indenture, dated as of September 20, 2010, between the Company and the Wells Fargo Bank, National Association, as amended, modified or supplemented from time to time in accordance with the terms thereof.

“Bid Solicitation Agent” means such Person as may be appointed from time to time by the Company, without prior notice to the Holders, to solicit bids for the Trading Price of the Notes in accordance with Section 10.01(b) hereof. The Bid Solicitation Agent shall initially be the Trustee.

“Board of Directors” means the Board of Directors of the Company or any duly authorized committee of such Board.

“Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock of the Company, par value $0.001 per share, or any other shares of Capital Stock of the Company into which such shares of common stock are reclassified or changed after the date hereof, or in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“Company” means the party named as such in the first paragraph of this Indenture until a successor or assignee replaces it pursuant to the applicable provisions hereof and, thereafter, means the successor or assignee.

“Conversion Price” means, for any date, (i) $1,000, divided by (ii) the Conversion Rate in effect on such date.

“Daily Conversion Value” means, for any of the Trading Days during an Observation Period, 1.25% of the product of (i) the applicable Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Common Stock for such Trading Day.

“Daily Settlement Amount” means, for each Trading Day during an Observation Period, (i) an amount of cash equal to the lesser of (x) $12.50 and (y) the Daily Conversion Value for such Trading Day and, (ii) if the Daily Conversion Value for such Trading Day exceeds $12.50, a number of shares of the Common Stock equal to (x) the difference between the Daily Conversion Value for such Trading Day and $12.50, divided by (y) the Daily VWAP of the Common Stock for such Trading Day.

“Daily VWAP” means, except as provided in Section 10.08 hereof, for any of the 80 Trading Days during an Observation Period, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page VOLC<equity>AQR (or any successor thereto) in respect of the period from the scheduled opening of trading of The NASDAQ Global Select Market to the scheduled closing of trading of the primary trading session of The NASDAQ Global Select Market on such Trading Day (or if such volume-weighted average price is unavailable at such time, the market value of one share of the Common Stock on such Trading Day, as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company using a volume-weighted method). The Daily VWAP will be determined without regards to afterhours trading or any other trading outside of the regular trading session hours.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Notes” means Notes that are in registered definitive form.

“Ex-Dividend Date” means, with respect to any issuance, dividend or distribution, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company.

“Fundamental Change” means an event that will be deemed to have occurred at the time, after the Issue Date, any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its Subsidiaries and the Company’s and its Subsidiaries’ employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become, the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of the Company’s common equity representing more than 50% of the voting power of the Company’s common equity;

(ii) the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision, combination or a change in par value) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets or (B)(i) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or (ii) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any person other than one or more of the Company’s Subsidiaries; provided, however, that neither (a) a transaction in which the holders of the Company’s common equity immediately prior to such transaction own, as a result of such transaction, directly or indirectly, shares representing more than 50% of the voting power of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such event nor (b) any merger primarily for the purpose of changing the Company’s jurisdiction of incorporation to another state within the United States of America or the District of Columbia and resulting in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity shall be a Fundamental Change;

(iii) the holders of the Common Stock approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

Notwithstanding the foregoing, the occurrence of a transaction or transactions described in clauses (i) or (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares or made pursuant to dissenters’ rights in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions (such securities, “Publicly Traded Securities”) and as a result of this transaction or transactions, the Notes become convertible into such consideration (subject to provisions set forth in Sections 10.03 and 10.07 hereof and excluding cash payments for fractional shares and cash payments pursuant to dissenters’ rights).

“Global Note” means a permanent global note that is in substantially the form of the Note attached hereto as Exhibit A and that includes the information and schedule called for within such form of the Note and that is deposited with and registered in the name of the Depositary or the nominee of the Depositary.

“Holder” or “Holders” means a Person or Persons in whose name a Note is registered in the Security Register.

“Indenture” means the Base Indenture, as supplemented by this Supplemental Indenture.

“Issue Date” means the date Notes are originally issued as set forth on the face of such Note under this Indenture.

“Issuer Free Writing Prospectus” means the Issuer Free Writing Prospectus filed by the Company and dated December 4, 2012, relating to Preliminary Prospectus Supplement dated December 3, 2012.

“Interest Payment Date” means, with respect to the Notes, each June 1 and December 1 of each year, commencing on June 1, 2013.

“Last Reported Sale Price” means, for the Common Stock (or any other security for which a Last Reported Sale Price must be determined), on any date, the closing sale price per share of the Common Stock (or such other security, as the case may be) or if no closing sale price is reported, the average of the last bid price and the last ask price or, if more than one in either case, the average of the average last bid price and the average last ask price) on that date as reported in composite transactions for the principal United States national or regional securities exchange on which the Common Stock (or such other security, as the case may be) is traded. If the Common Stock (or such other security, as the case may be) is not listed for trading on a United States national or regional securities exchange on the relevant date, the “Last Reported Sale Price” of the Common Stock (or such other security, as the case may be) will mean the last quoted bid price for the Common Stock (or such other security, as the case may be) in the over- the-counter market on the relevant date as reported by Pink OTC Markets Inc. or a similar organization. If the Common Stock (or such other security, as the case may be), is not so quoted on such date, the “Last Reported Sale Price” of the Common Stock (or such other security, as the case may be), will be the average of the mid-point of the last bid price and last ask price for the Common Stock (or such other security, as the case may be) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. On and after the occurrence of a Merger Event, the Last Reported Sale Price of a Unit of Reference Property on any date means an amount determined by the Board of Directors in a commercially reasonable manner; provided, however, that to the extent that any portion of a Unit of Reference Property consists of cash, the Board of Directors shall value such portion at its face amount, and to the extent that any portion of a Unit of Reference Property consists of publicly traded property, including Capital Stock, the Board of Directors shall value such property by reference to the exchange or other market on which such property is publicly traded.

“Make-Whole Fundamental Change” means any event that would constitute a Fundamental Change as defined above in this Section 1.01 after giving effect to any and all exceptions to or exclusions from such definition, but without regard to clause (a) of the proviso to clause (ii) of such definition.

“Maturity Date” means December 1, 2017.

“Note” and “Notes” have the meaning specified in the Recitals and include any additional Notes issued pursuant to Section 2.01 hereof.

“Observation Period” means, with respect to any Note surrendered for conversion, (i) if the Conversion Date for such Note occurs prior to August 7, 2017, the 80 consecutive Trading Day period beginning on, and including, the third Trading Day after such Conversion Date, and (ii) if the Conversion Date for such Note occurs on or after August 7, 2017, the 80 consecutive Trading Day period beginning on, and including, the 82nd Scheduled Trading Day (or, the immediately following Trading Day, if such Scheduled Trading Day is not a Trading Day) immediately preceding the Maturity Date.

“Open of Business” means 9:00 a.m., New York City time.

“Outstanding” means, with respect to the Notes, any Notes authenticated by the Trustee except (i) those cancelled by it, (ii) those delivered to it for cancellation and (iii)(A) Notes replaced pursuant to Section 2.07 of the Base Indenture, on and after the time such Note is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Note is held by a bona fide purchaser), (B) Notes converted pursuant to Article 10 hereof, on and after their Conversion Date, and (C) any and all Notes, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Notes then payable.

In addition, if the Company, any other obligator or an Affiliate of the Company or an Affiliate of such other obligor holds a Note, such Note will be disregarded and deemed not to be Outstanding for purposes of determining whether the Holders of the requisite aggregate principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver or other action hereunder. Subject to the foregoing, only Notes Outstanding at the time of any such determination will be considered in such determination (including, determinations pursuant to Articles 6 and 9 hereof).

“Prospectus Supplement” means the Prospectus Supplement dated December 4, 2012 to the Prospectus of the Company dated September 13, 2010.

“Regular Record Date” means, for any interest payable on an Interest Payment Date, the May 15 or November 15 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Significant Subsidiary” means, with respect to a Person, any Subsidiary of such Person that is a “significant subsidiary” of such Person within the meaning of Rule 1-02(w) of Regulation S-X promulgated under the Exchange Act; provided that, in the case of a Subsidiary that meets the criteria of clause (3) of the definition thereof but not clause (1) or (2) thereof, such Subsidiary shall not be deemed to be a Significant Subsidiary unless the Subsidiary’s income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any non-controlling interests for the last completed fiscal year prior to the date of such determination exceeds $25,000,000.

“Stock Price” means, for any Make-Whole Fundamental Change, (i) if the holders of the Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is described in clause (ii) of the definition of Fundamental Change, the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change, and (ii) otherwise, the average of the Last Reported Sale Price of the Common Stock over the five consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Make-Whole Fundamental Change Effective Date for such Make-Whole Fundamental Change.

“Subsidiary” means a Person more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“Supplemental Indenture” means this instrument as amended, modified or supplemented from time to time in accordance with the terms hereof.

“Trading Day” means any day on which (i) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock (or such other security, as the case may be) is then listed or, if the Common Stock (or such other security, as the case may be) is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock (or such other security, as the case may be) is then traded, and (ii) a Last Reported Sale Price of the Common Stock (or such other security, as the case may be) is available on such securities exchange or market. If the Common Stock (or such other security, as the case may be) is not so listed or traded, “Trading Day” means “Business Day.”

“Trading Price” means, per $1,000 principal amount of Notes, for any Trading Day, the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5.0 million principal amount of Notes at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company; provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5.0 million principal amount of Notes from a nationally recognized securities dealer, then the “Trading Price” per $1,000 principal amount of Notes will be deemed to be less than 98% of the Trading Price Product on such day. If the Company does not so instruct the Bid Solicitation Agent to obtain bids when required, the “Trading Price” per $1,000 principal amount of the Notes will be deemed to be less than 98% of the Trading Price Product for such date of determination.

“Trustee” means the party named as the “Trustee” in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence will likewise apply to any such subsequent successor or successors.

“Underwriters” means J.P. Morgan Securities LLC and Goldman, Sachs & Co.

“Underwriting Agreement” means the Underwriting Agreement, dated December 4, 2012 between the Company and the Underwriters.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes will have or might have voting power by reason of the happening of any contingency).

Section 1.02 Other Definitions.

Term Section:	Defined in:
“Additional Interest”	6.05(a)
“Additional Shares”	10.07(a)
“Agent Members”	2.03(c)
“Averaging Period”	10.05(e)
“Company”	Introduction
“Conversion Agent”	4.02
“Conversion Date”	10.02(a)
“Conversion Notice”	10.02(a)(iv)
“Conversion Rate”	10.01
“Default Interest”	2.05(c)
“Designated Institution”	10.11(a)
“Event of Default”	6.02(a)
“Expiration Date”	10.05(e)
“Fundamental Change Notice”	3.02
“Fundamental Change Notice Date”	3.02
“Fundamental Change Repurchase Date”	3.01(b)
“Fundamental Change Repurchase Notice”	3.03(i)
“Fundamental Change Repurchase Price”	3.01(a)
“Make-Whole Fundamental Change Effective Date”	10.07(a)
“Measurement Period”	10.01(b)
“Merger Event”	10.08
“Notes”	Recitals
“Publicly Traded Securities”	1.01
“Reference Property”	10.08
“Reporting Default”	6.05(a)
“Securities”	Recitals
“Settlement Amount”	10.03(a)
“Spin-Off”	10.05(c)(ii)
“Supplemental Indenture”	Introduction
“Trading Price Product”	10.01(b)
“Unit of Reference Property”	10.08
“Valuation Period”	10.05(c)(ii)

Section 1.03 Conflicts With Base Indenture. If any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control.

Section 1.04 Section References. References to Articles, Sections, Exhibits, Annexes and Schedules are to Articles, Sections, Exhibits, Annexes and Schedules of this Supplemental Indenture unless otherwise specified.

Section 1.05 Rules of Construction.

Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. For all purposes of this Supplemental Indenture, except as otherwise provided or unless the context otherwise requires:

(a) the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein; and

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” in the United States with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of this Indenture;

(d) “or” is not exclusive;

(e) “including” means including, without limitation;

(f) words in the singular include the plural, and words in the plural include the singular;

(g) all references to $, dollars, cash payments or money refer to United States currency; and

(h) unless the context requires otherwise, all references to payments of interest on the Notes will include any Additional Interest payable in accordance with the terms of Section 6.05 hereof.

ARTICLE 2

THE NOTES

Section 2.01 Designation; Terms of Notes. There is hereby authorized and established a new series of Securities under Section 2.01 of the Base Indenture, which series of Securities is designated as the “1.75% Convertible Senior Notes due 2017.”

(a) Initial Issuance. Subject to Section 2.01(b) hereof, the aggregate principal amount of Notes that may initially be authenticated and delivered under this Indenture is limited to $460,000,000. In addition, the Company may execute, and the Trustee may authenticate and deliver, additional Notes upon the transfer, exchange, repurchase or conversion of Notes pursuant to Sections 2.04, 2.05, 2.06, 2.07 and 9.04 of the Base Indenture and Sections 3.06 and 10.02 hereof.

(b) Further Issues. Notwithstanding anything to the contrary provided in Section 2.01(a) hereof, the Company may, without the consent of the Holders, issue additional Notes under this Indenture with the same terms and the same CUSIP number as the Notes initially issued under this Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Notes only if they are part of the same issue as the Notes offered initially issued hereunder for United States federal income tax purposes.

(c) Purchases. The Company and its Subsidiaries may also from time to time repurchase Notes in open market purchases or negotiated transactions without giving prior notice to Holders. Any Notes purchased by the Company or any of its Subsidiaries will be retired and no longer outstanding under this Indenture.

Section 2.02 Denominations. Notwithstanding anything to the contrary in Section 2.03 of the Base Indenture and pursuant to Section 2.01(a)(13) of the Base Indenture, the Notes will be issued only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03 Form of Notes.

(a) General. Pursuant to Section 2.02 of the Base Indenture, the Notes will be substantially in the forms set forth in Exhibit A, hereto, but may include any notations, legends or changes (as an Officer of the Company executing the same approves and as are not inconsistent with the provisions of this Indenture) or endorsement required by any applicable law (or regulation promulgated thereunder), stock exchange rule or usage, or any insertions, omissions or other variations otherwise permitted or required by this Indenture. Whenever any such notation, legend or endorsement, or any such insertion, omission or other variation is applicable to a Note, an Officer of the Company will provide the Trustee with a written copy of such notation, legend or endorsement, or such insertion, omission or other variation.

Each Note will bear a Trustee’s certificate of authentication substantially in the form set forth in Exhibit A hereto and a form notice of conversion, form fundamental change repurchase notice, form of transfer and assignment substantially in the forms set forth in Attachments 1, 2 and 3 thereto.

Notwithstanding Section 2.11(a) of the Base Indenture, each Note that is a Global Note will bear a legend substantially in the form of the Global Notes Legend set forth in Exhibit A hereto and the “Schedule of Increases and Decreases of Global Note” attached thereto.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture will govern and control.

(b) Initial and Subsequent Form of Notes. The Notes initially will be issued in global form, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee, at its Corporate Trust Office, as custodian for the Depositary.

So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, and except to the extent provided in Section 2.04(b)(i) through (iii) hereof, all Notes will be represented by one or more Global Notes.

(c) Global Notes. Each Global Note will represent the aggregate principal amount of the then Outstanding Notes endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Notes, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or repurchases by the Company.

Only the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, may endorse a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Notes represented thereby, and whenever the Holder of a Global Note delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Notes represented by a Global Note in accordance with this Indenture and the Applicable Procedures, the Trustee, or the custodian holding such Global Note for the Depositary, at the direction of the Trustee, will endorse such Global Note to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Notes represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Note or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act will have any rights under this Indenture with respect to any Global Note or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee, may, for all purposes, treat the Depositary, or its nominee, if any, as the absolute owner and holder of such Global Note.

The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that Holders are entitled to take under this Indenture or the Notes, and, notwithstanding the foregoing, nothing herein will prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any interest in any Note.

Section 2.04 Transfer and Exchange.

(a) In General. Notwithstanding anything to the contrary in the Base Indenture, the Company is not required to transfer or exchange any Notes or portions thereof that have been surrendered for repurchase in accordance with Article 3 hereof or conversion in accordance with Article 10 hereof, and a written form of transfer substantially in the form of the Form of Transfer and Assignment set forth in Attachment 3 to Exhibit A hereto will be deemed to be a satisfactory instrument of transfer to the Company and the Security Registrar.

At such time as all interests in a Global Note have been repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note. At any time prior to such cancellation, if any interest in a Global Note is repurchased, converted, cancelled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

(b) Global Notes. Every transfer and exchange of a beneficial interest in a Global Note will be effected through the Depositary in accordance with the Applicable Procedures and the provisions of this Indenture, and each Global Note may be transferred only as a whole and only (A) by the Depositary to a nominee of the Depositary, (B) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or (C) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

Notwithstanding anything to the contrary in Section 2.11(c) of the Base Indenture:

(i) each Global Note will be exchanged for Definitive Notes if the Depositary delivers notice to the Company that:

(A) the Depositary is unwilling or unable to continue to act as Depositary; or

(B) the Depositary is no longer registered as a clearing agency under the Exchange Act;

and, in either case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depositary within 90 days after receiving notice from the Depositary;

(ii) if an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Note may exchange such beneficial interest for Definitive Notes by delivering a written request to the Security Registrar;

(iii) if the Company determines that a Holder is, or will become, an Affiliate of the Company or was, or will become, a Person that was an Affiliate of the Company within the three immediately preceding months, the Company may, at its option, issue to such Holder Definitive Notes in exchange for such Holder’s beneficial interests in any Global Notes.

In the case of an exchange for Definitive Notes under clause (i) above:

(A) each Global Note will be deemed surrendered to the Trustee for cancellation;

(B) the Trustee will cause each Global Note to be cancelled in accordance with the Applicable Procedures; and

(C) the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a written request from an Officer of the Company, the

Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Note so exchanged, an aggregate principal amount of Definitive Notes equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depositary specifies, and bearing any legends that such Definitive Notes are required to bear under this Indenture.

In the case of an exchange for Definitive Notes under clause (ii) above:

(D) the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note;

(E) the Company will, in accordance with Section 2.04 of the Base Indenture, promptly execute, and, upon receipt of a written request from an Officer of the Company, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Definitive Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Definitive Notes are required to bear under this Indenture; and

(F) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Definitive Notes under clause (iii) above:

(G) the Company will deliver notice of such request to the Security Registrar and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Note;

(H) the Company will, in accordance with Section 2.04 of the Base Indenture, promptly execute, and, upon receipt of a written request from an Officer of the Company, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver to such owner Definitive Notes registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of the beneficial interest so exchanged and bearing any legends that such Definitive Notes are required to bear under this Indenture and any applicable law; and

(I) the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Note to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Note are so exchanged, such Global Note will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Note to be cancelled in accordance with the Applicable Procedures.

(c) Definitive Notes. Except as otherwise provided in Section 2.04(a) hereof, Definitive Notes may be transferred or exchanged in accordance with Section 2.05 of the Base Indenture.

(d) Trustee. The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

Section 2.05 Payments on the Notes.

(a) In General. Each Note will accrue interest at a rate equal to 1.75% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, the Issue Date. Interest on a Note will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 10 hereof, any Conversion Date for such Note and, subject to the provisions of Article 3 hereof, any Fundamental Change Repurchase Date for such Note. Interest on any Note will be payable semi-annually in arrears on each Interest Payment Date, beginning June 1, 2013, to the Holder of such Note as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Pursuant to Section 6.05 hereof, in certain circumstances, the Company may be obligated to pay Holders Additional Interest.

The Notes will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Note will be entitled on such date to receive $1,000 in cash for each $1,000 in principal amount of then Outstanding Notes held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Notes.

If the Maturity Date or any Interest Payment Date or Fundamental Change Repurchase Date falls on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest (or Default Interest) will accrue on account of such delay.

(b) Method of Payment. The Company will pay the principal of, the Fundamental Change Repurchase Price for, and any cash portion of the Settlement Amount with respect to, any Definitive Note to the Holder of such Note in cash at the designated office of the Paying Agent on the relevant payment or settlement date, as the case may be. The Company will pay any interest on any Definitive Note to the Holder of such Note (i) if such Holder holds $5,000,000 or less aggregate principal amount of Notes, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $5,000,000 aggregate principal amount of Notes, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, the Fundamental Change Repurchase Price for, and any cash portion of the Settlement Amount with respect to, any Global Note to the Depositary by wire transfer of immediately available funds on the relevant payment date.

(c) Defaulted Payments. If the Company fails to pay the principal of, interest on, Fundamental Change Repurchase Price for, or cash portion of any Settlement Amount with respect to, any Note at the time and in the manner required under this Indenture, to the extent lawful, the unpaid portion of such interest, principal, Fundamental Change Repurchase Price or cash portion of the Settlement Amount, as the case may be, will accrue additional interest (“Default Interest”) at a rate equal to the then-applicable interest rate of the Notes from the date of such failure. The Company will pay any Default Interest in accordance with Section 2.03 of the Base Indenture, as though the failure that caused such Default Interest to accrue were a failure to pay interest on a Security and such Default Interest were Defaulted Interest (as defined in Section 2.03 of the Base Indenture).

(d) Paying Agents. The Company has initially designated the Trustee as its Paying Agent in respect of the Notes and the Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer. The Company may, however, change the Paying Agent for the Notes without prior notice to the Holders, and the Company may act as Paying Agent for the Notes. With respect to the Notes, each reference to “principal of (and premium, if any) or interest” in Section 4.03 of the Base Indenture will be deemed to be a reference to “principal of, Fundamental Change Repurchase Price for, cash portion of the Settlement Amount with respect to, or interest”, and, as provided by Section 8.01 hereof, the reference in Section 4.03(c) of the Base Indenture to Section 11.05 thereof shall be deemed to be replaced by a reference to Section 8.05 hereof.

Section 2.06 CUSIPs. The Company, in issuing the Notes, may use one or more “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices as a convenience to Holders; provided, however, that (a) any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice; (b) reliance may be placed only on the other identification numbers printed on the Notes; and (c) any such notice shall not be affected by any defect in or omission of such numbers. The Company shall, without unreasonable delay, notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3

FUNDAMENTAL CHANGES AND REPURCHASES THEREUPON

Section 3.01 Fundamental Change Permits Holders to Require the Company to Repurchase the Notes.

(a) General. If a Fundamental Change occurs at any time, each Holder will have the right, at its option, to require the Company to repurchase for cash, at the applicable Fundamental Change Repurchase Price, (i) all of such Holder’s Notes or (ii) any portion of such Holder’s Notes such that the principal amount of each Note of such Holder that is not repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof.

(b) Fundamental Change Repurchase Price. The “Fundamental Change Repurchase Price” means for any Notes to be repurchased on a Fundamental Change Repurchase Date, a price equal to 100% of the principal amount of such Notes to be repurchased, plus accrued and unpaid interest to, but excluding, such Fundamental Change Repurchase Date; provided, however, that if a Fundamental Change Repurchase Date occurs after a Regular Record Date, but on or prior to the Interest Payment Date to which such Regular Record Date relates, the Company will instead pay the full amount of accrued and unpaid interest to the Holder of record on such Regular Record Date and the Fundamental Change Repurchase Price will be equal to 100% of the principal amount of the Notes to be repurchased.

(c) Fundamental Change Repurchase Date. The “Fundamental Change Repurchase Date” means, for any Fundamental Change, the date specified by the Company in the Fundamental Change Notice for such Fundamental Change, which date will be not less than 20 Business Days, nor more than 35 Business Days, following the Fundamental Change Notice Date for such Fundamental Change.

Section 3.02 Fundamental Change Notice.

(a) General. On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company will deliver to each Holder, the Trustee and the Paying Agent a written notice of the occurrence of the Fundamental Change and of the resulting repurchase right (the “Fundamental Change Notice,” and the date of such delivery, the “Fundamental Change Notice Date”). Simultaneously with delivering any Fundamental Change Notice, the Company will publish notice in a newspaper of general circulation in The City of New York, New York, on the Company’s website, or through such other public medium as the Company may use at that time, which notice will contain the same information as such Fundamental Change Notice.

For any Fundamental Change, the Fundamental Change Notice shall state, among other things:

(i) the events causing such Fundamental Change;

(ii) the date of such Fundamental Change;

(iii) the last date on which a Holder may exercise its right to require the Company to repurchase its Notes as a result of such Fundamental Change under this Article 3;

(iv) the Fundamental Change Repurchase Price for each $1,000 principal amount of Notes for such Fundamental Change;

(v) the Fundamental Change Repurchase Date for such Fundamental Change;

(vi) the name and address of the Paying Agent and the Conversion Agent;

(vii) if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(viii) if applicable, that the Notes with respect to which a Fundamental Change Repurchase Notice has been delivered by a Holder may be converted only if such Holder withdraws such Fundamental Change Repurchase Notice in accordance with the terms of this Indenture; and

(ix) the procedures that a Holder must follow to require the Company to repurchase a Note.

(b) Failure or Defect. Notwithstanding anything provided elsewhere in this Indenture, neither the failure of the Company to deliver a Fundamental Change Notice nor a defect in a Fundamental Change Notice delivered by the Company will limit the repurchase rights of any Holder under this Article 3 or impair or otherwise affect the validity of any proceedings relating to the repurchase of any Note pursuant to this Article 3.

Section 3.03 Fundamental Change Repurchase Notice.

(a) General. To exercise its repurchase rights under Section 3.01(a) hereof with respect to any Fundamental Change, a Holder must deliver to the Paying Agent, by the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date:

(i) a written repurchase notice, which if such Notes are Definitive Notes, must be a duly completed “Form of Fundamental Change Repurchase Notice” in the form of Attachment 2 of the Notes that such Holder is tendering for repurchase (in each case, a “Fundamental Change Repurchase Notice”); and

(ii) the Notes that such Holder is tendering for repurchase, (A) by book-entry transfer if such Notes are Global Notes, or (B) by physical delivery, if such Notes are Definitive Notes, in each case, together with any endorsements or other documents reasonably requested by the Paying Agent.

(b) Contents of Fundamental Change Repurchase Notice. The Fundamental Change Repurchase Notice for any Note must state:

(i) if such Note is to be repurchased in part, the principal amount of such Note to be repurchased, which principal amount must be such that the principal amount of such Note that will not be repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof;

(ii) that such Note will be repurchased by the Company pursuant to the provisions of this Article 3 hereof; and

(iii) if such Note to be repurchased is a Definitive Note, the certificate number of such Note.

If the Notes to be repurchased are Global Notes, the Fundamental Change Repurchase Notice for such Notes must comply with the Applicable Procedures.

(c) Notice to Company. If any Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such Fundamental Change Repurchase Notice.

(d) Effect of Improper Notice. Unless and until the Paying Agent receives a validly endorsed and delivered Fundamental Change Repurchase Notice with respect to a Note, together with such Note, in a form that conforms with the description contained in such Fundamental Change Repurchase Notice, the Holder submitting the Notes will not be entitled to receive the Fundamental Change Repurchase Price for such Note.

Section 3.04 Withdrawal of Fundamental Change Repurchase Notice.

(a) General. After a Holder delivers a Fundamental Change Repurchase Notice with respect to a Note, such Holder may withdraw such Fundamental Change Repurchase Notice in whole or in part by delivering to the Paying Agent a written notice of withdrawal prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date. Any such withdrawal notice must state:

(i) the principal amount of the Notes to be withdrawn, which must be such that the principal amount of each Note not to be repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof;

(ii) the principal amount of the Notes that remains subject to the original Fundamental Change Repurchase Notice, which must be such that the principal amount of each Note not to be repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof; and

(iii) if the Notes with respect to which such Fundamental Change Repurchase Notice pertained were Definitive Notes, the certificate numbers of the Notes to be withdrawn and the Notes that will remain subject to the Fundamental Change Repurchase Notice.

If the Notes to be withdrawn are Global Notes, a Holder must deliver its notice of withdrawal in compliance with the Applicable Procedures.

(b) Return of Note. Upon receipt of a validly delivered withdrawal notice, the Paying Agent will promptly (i) if such notice pertains to a Definitive Note or a portion of a Definitive Note, return such Note or portion of a Note to such Holder, in the amount specified in such withdrawal notice; and, (ii) if such notice pertains to a beneficial interest in a Global Note, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such beneficial interest, in the amount specified in such withdrawal notice.

(c) Notice to Company. If any Holder validly delivers to the Paying Agent a notice of withdrawal with respect to a Note or any portion of a Note, the Paying Agent will promptly deliver to the Company a copy of such notice of withdrawal.

Section 3.05 Effect of Fundamental Change Repurchase Notice.

(a) General. If a Holder validly delivers to the Paying Agent a Fundamental Change Repurchase Notice (together with all necessary endorsements) with respect to a Note, such Holder may no longer convert such Note unless and until such Holder validly withdraws such Fundamental Change Repurchase Notice in accordance with Section 3.04 hereof.

(b) Timing of Payment. Upon the Paying Agent’s receipt of (i) a valid Fundamental Change Repurchase Notice (together with all necessary endorsements) and (ii) the Notes to which such Fundamental Change Repurchase Notice pertains, the Holder of the Notes to which such Fundamental Change Repurchase Notice pertains will be entitled, except to the extent such Holder has validly withdrawn such Fundamental Change Repurchase Notice in accordance with Section 3.04 hereof, to receive the Fundamental Change Repurchase Price with respect to such Notes on the later of (i) the Fundamental Change Repurchase Date and (ii)(A) if such Notes are Definitive Notes, the date of delivery of such Notes to the Paying Agent, or (B) if such Notes are Global Notes, the date of book-entry transfer of such Notes to the Paying Agent, or, if such later date is not a Business Day, the Business Day immediately following such later date.

(c) Effect of Deposit. If on the Fundamental Change Repurchase Date for any Fundamental Change, the Paying Agent holds money sufficient to pay the Fundamental Change Repurchase Price for every Note subject to a Fundamental Change Repurchase Notice validly delivered in accordance with Section 3.03 hereof and not validly withdrawn in accordance with Section 3.04 hereof, at the Close of Business on the Fundamental Change Repurchase Date:

(i) the Notes to be repurchased will cease to be Outstanding and interest will cease to accrue on such Notes (whether or not book-entry transfer of such Notes is made or whether or not such Notes are delivered to the Paying Agent); and

(ii) all other rights of the Holders with respect to such Notes will terminate (other than the right to receive the Fundamental Change Repurchase Price and any Default Interest with respect to such Notes).

Section 3.06 Notes Repurchased in Whole or in Part. If any Definitive Note is to be repurchased only in part, the Holder must surrender such Note at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder of such Note or such Holder’s attorney-in-fact duly authorized in writing), whereupon the Company will execute, and the Trustee will authenticate and deliver to the surrendering Holder, without a service charge, a new Note or Notes of any authorized denomination or denominations requested by such Holder in aggregate principal amount equal to the portion of the principal amount of the Note so surrendered which is not repurchased. If any Global Note is repurchased in part, the Company will instruct the Registrar to decrease the principal amount of such Global Note by the principal amount repurchased. Any Notes that are repurchased or owned by the Company, whether or not in connection with a Fundamental Change, will be submitted to the Trustee for cancellation and will be duly retired by the Company.

Section 3.07 Covenant to Comply with Securities Laws upon Repurchase of Notes. In connection with any repurchase offer pursuant to a Fundamental Change Repurchase Notice under this Article 3, the Company will, to the extent applicable, (i) comply with Rule 13e-4 and any other tender offer rules under the Exchange Act that may be applicable at the time of the offer to repurchase the Notes, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with any applicable United States federal and state securities laws so as to permit Holders to exercise their rights and obligations under Section 3.01 hereof in the time and in the manner specified in Sections 3.01 and 3.03 hereof.

Section 3.08 Deposit of Fundamental Change Repurchase Price. On the Fundamental Change Repurchase Date, the Company will deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, will segregate and hold in trust as provided in Section 4.03(b) of the Base Indenture) an amount of immediately available funds sufficient to pay the Fundamental Change Repurchase Price of all the Notes or portions thereof that the Company is required to repurchase on such Fundamental Change Repurchase Date.

Section 3.09 Covenant Not to Repurchase Notes upon Certain Events of Default.

(a) General. Notwithstanding anything to the contrary in this Article 3, no Notes may be repurchased at the option of Holders upon a Fundamental Change if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by the Company that would be cured by the Company’s payment of the Fundamental Change Repurchase Price with respect to such Notes).

(b) Deemed Withdrawals. If, on any Fundamental Change Repurchase Date, (i) a Fundamental Change Repurchase Notice for a Note has been validly tendered in accordance with Section 3.03 hereof and has not been validly withdrawn in accordance with Section 3.04 hereof, and (ii) pursuant to this Section 3.09, the Company is not permitted to purchase Notes, the Paying Agent will deem such Fundamental Change Repurchase Notice withdrawn.

(c) Return of Notes. If a Holder tenders a Note for purchase pursuant to this Article 3 and, on the Fundamental Change Repurchase Date, pursuant to this Section 3.09, the Company is not permitted to purchase such Note, the Paying Agent will (i) if such Note is a Definitive Note, return such Note to such Holder, and (ii) if such Note is held in book-entry form, in compliance with the Applicable Procedures, deem to be cancelled any instructions for book-entry transfer of such Note.

ARTICLE 4

COVENANTS

Section 4.01 Payment of Notes. The Company will pay or cause to be paid the principal of, Fundamental Change Repurchase Price for, or the Settlement Amount with respect to, and any accrued and unpaid interest on, the Notes on the dates and in the manner required under this Indenture and the Notes. Any principal of, Fundamental Change Repurchase Price for, Settlement Amount with respect to, or interest on, a Note will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 1:00 p.m., New York City time, on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay such principal, Fundamental Change Repurchase Price, Settlement Amount or interest then due. To the extent lawful, the Company will also pay Default Interest in accordance with Section 2.05(c) hereof.

Section 4.02 Conversion Agent. The Company will maintain an office or agency in the continental United States where Notes may be surrendered for conversion (the “Conversion Agent”). The Company initially appoints the Trustee as the Conversion Agent with respect to the Notes.

At any time, the Company may change such designation by delivering written notice to the Trustee signed by any officer authorized to sign an Officer’s Certificate and delivered to the Trustee, which notice will designate some other office or agency as the Conversion Agent. If at any time the Company shall fail to maintain such office or agency or shall fail to furnish the Trustee with the address thereof, Notes may be surrendered for conversion at the Corporate Trust Office of Trustee.

Section 4.03 Reports. The Company will deliver to the Trustee copies of all quarterly and annual reports that the Company is required to deliver to the Commission (on Form 10-Q or 10-K or any successor form) pursuant to Section 13 or 15(d) of the Exchange Act within 15 days after the date on which the Company is required to file the same with the Commission (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). The Company will also comply with the other provisions of Section 314(a) of the Trust Indenture Act. Any document filed by the Company with the Commission via the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee at the time such document is filed via the EDGAR system (or such successor thereto).

Delivery of such quarterly and annual reports, and such other documents, information and reports to the Trustee will be for informational purposes only, and the Trustee’s receipt of such will not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates). The Trustee shall have no responsibility to determine whether such filings have been made.

Section 4.04 Compliance Certificate.

Within 120 days after the end of each fiscal year of the Company, beginning with the fiscal year ending on December 31, 2013, the Company will deliver to the Trustee an Officer’s Certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer, which Officer’s Certificate will state whether or not, to the knowledge of such Officer, the Company is in default in the performance or observance of any of the terms, provisions and conditions of this Indenture and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 4.05 Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06 Corporate Existence. Subject to Article 5 hereof, the Company will do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time) and its rights (charter and statutory); provided, however, that the Company will not be required to preserve any such right if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.07 Par Value Limitation. The Company will not take any action that, after giving effect to any adjustment pursuant to Section 10.05 hereof, would result in the Conversion Price becoming less than the par value of one share of Common Stock.

Section 4.08 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

ARTICLE 5

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 5.01 Inapplicable Provisions of the Base Indenture; Amendments to the Base Indenture.

The provisions of this Article 5 will, with respect to the Notes, supersede Article 10 of the Base Indenture in its entirety, with the provisions of Section 5.02 of this Supplemental Indenture superseding the provisions of Section 10.01 of the Base Indenture and the provisions of Section 5.03 of this Supplemental Indenture superseding Section 10.02 of the Base Indenture. In addition, each reference in the Base Indenture to Section 10.01 of the Base Indenture will, respect to the Notes, be deemed to be a reference to Section 5.02 of this Supplemental Indenture.

Section 5.02 Company May Consolidate on Certain Terms. The Company will not, directly or indirectly, (i) consolidate with or merge with or into another Person, or (ii) sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of it and its Subsidiaries to any other Person, unless:

(a) either:

(i) the Company is the surviving Person; or

(ii) the resulting, surviving or transferee Person (if other than the Company):

(A) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia; and

(B) expressly assumes, by supplemental indenture, all of the obligations of the Company under the Notes and this Indenture; and

(b) immediately after giving effect to such transaction or transactions, no Default or Event of Default has occurred and is continuing under this Indenture.

Section 5.03 Successor Substituted. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if other than the Company) shall succeed to, and may exercise every right and power of, the Company under this Indenture, and the Company shall be discharged from its obligations under the Notes and this Indenture, except in the case of any conveyance, transfer or lease of all or substantially all our assets.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01 Inapplicable Provisions of the Base Indenture; Amendments to the Base Indenture.

(a) Inapplicable Provisions. The provisions of this Article 6 will, with respect to the Notes, supersede Article 6 of the Base Indenture in its entirety.

(b) Amendments to the Base Indenture.

(i) The reference in Section 7.06(c) of the Base Indenture to Section 6.01(4) is, with respect to the Notes, hereby deemed replaced with a reference to Section 6.02(a)(viii) of this Supplemental Indenture.

(ii) The reference in Section 7.06(c) of the Base Indenture to Section 6.01(5) is, with respect to the Notes, hereby deemed replaced with a reference to Section 6.02(a)(ix) of this Supplemental Indenture.

(iii) The reference in Section 2.01(a)(17) of the Base Indenture to Section 6.01 is, with respect to the Notes, hereby deemed replaced with a reference to Section 6.03 of this Supplemental Indenture.

(iv) Each phrase “Event of Default” in Section 7.14 of the Base Indenture is, with respect to the Notes, hereby replaced with a reference to “Default or Event of Default.” In addition, the words “default in the payment of principal of (or premium, if any) or interest on any Security” are, with respect to the Notes, hereby replaced with the words “Default that would lead to an Event of Default described in Sections 6.02(a)(i) or (ii) of the Supplemental Indenture or any Event of Default described in Sections 6.02(a)(i) through (iii) of the Supplemental Indenture”.

Section 6.02 Events of Default

(a) General. Each of the following is an “Event of Default” with respect to the Notes:

(i) the default in any payment of interest on any Note when due and payable and such default continues for a period of 30 days;

(ii) the default in the payment of the principal of any Note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;

(iii) the Company fails to comply with its obligation to convert a Note in accordance with Article 10 hereof upon exercise of a Holder’s conversion right and such failure continues for three Business Days;

(iv) the Company fails to give a Fundamental Change Notice under Section 3.02 hereof or any notice required under Section 10.01(c) or (d) hereof, in each case, when due;

(v) the Company fails to comply with its obligations under Article 5 hereof;

(vi) the Company fails for 60 days after written notice from (A) the Trustee or (B) the Holders of at least 25% in aggregate principal amount of the then Outstanding Notes has been received to comply with any agreements contained in the Notes or this Indenture other than those explicitly provided for elsewhere in this Section 6.02;

(vii) the default by the Company or any of its Significant Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $17,500,000 in the aggregate of the Company and/or any such Significant Subsidiary, whether such indebtedness exists as of the Issue Date or is later created, if that default:

(A) results in such indebtedness becoming or being declared due and payable; or

(B) constitutes a failure to pay the principal of, or interest on, such indebtedness when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged or such acceleration is cured, waived, rescinded, stayed or annulled within a period of 30 days after becoming due and payable;

(viii) the Company or any Significant Subsidiary of the Company, pursuant to or within the meaning of any Bankruptcy Law:

(A) commences a voluntary case;

(B) consents to the entry of an order for relief against it in an involuntary case;

(C) consents to the appointment of a Custodian of it or for any substantial part of its property;

(D) makes a general assignment for the benefit of its creditors; or

(E) takes any comparable action under any foreign laws relating to insolvency; or

(ix) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;

(B) appoints a Custodian of the Company or any Significant Subsidiary of the Company or for any substantial part of the property of the Company or any Significant Subsidiary of the Company;

(C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company; or

(D) grants any similar relief under any foreign laws; and, in each such case, the order or decree remains unstayed and in effect for 60 days; and

(x) a final judgment for the payment of $17,500,000 or more (excluding any amounts covered by insurance) is rendered against the Company or any of its Significant Subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired or if no such appeal has commenced, or (ii) the date on which the right to appeal has been extinguished

(b) Cause Irrelevant. Each of the events enumerated in Section 6.02(a) hereof will constitute an Event of Default whatever the cause and regardless of whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(c) Notice of Default or Event of Default. Within the first 30 days after a Default or an Event of Default occurs, the Company will deliver to the Trustee an Officer’s Certificate describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect to such Default or Event of Default.

Section 6.03 Acceleration

(a) Automatic Acceleration in Certain Circumstances. If an Event of Default specified in Section 6.02(a)(viii) or 6.02(a)(ix) hereof occurs with respect to the Company, the principal amount of and accrued and unpaid interest, if any, on all of the then Outstanding Notes will immediately become due and payable without any further action or notice by any party.

(b) Optional Acceleration. If any other Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal amount of and accrued and unpaid interest, if any, on all the Outstanding Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

(c) Rescission of Events of Default and/or Acceleration. Notwithstanding anything to the contrary in this Indenture, the Holders of a majority in principal amount of the Outstanding Notes may waive all past Events of Default (except with respect to nonpayment of principal (including the Fundamental Change Repurchase Price) or interest or with respect to the Company’s failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences hereunder by delivering notice to the Trustee if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.04 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal of, accrued and unpaid interest on, or the Fundamental Change Repurchase Price for, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

Section 6.05 Sole Remedy for Failure to Report General.

(a) Notwithstanding anything to the contrary in the Notes or in this Indenture, to the extent the Company elects, the sole remedy for an Event of Default specified in Section 6.02(a)(vi) hereof relating to the Company’s failure to meet its reporting obligations under Section 4.03 hereof (a “Reporting Default”) will, for the first 365 days after the occurrence of such a Reporting Default, consist exclusively of the right to receive additional interest on the Notes (“Additional Interest”). For the first 180 days during which such Reporting Default is continuing, Additional Interest will accrue on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes then outstanding. If such Reporting Default is still continuing on the 181st day after it first occurred, such Additional Interest will accrue during the next 185 days during which such Reporting Default is continuing at a rate of 0.50% per annum of the principal amount of Notes then Outstanding. If the Company so elects, such Additional Interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. In no event shall Additional Interest payable pursuant to the foregoing election accrue at a rate per year in excess of the applicable rate specified in the immediately preceding sentences regardless of the number of events or circumstances giving rise to requirements to pay such Additional Interest. The Trustee shall not at any time be under any duty or responsibility to determine the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest owed, or with respect to the method employed in such calculation of Additional Interest.

(b) Limitation on Remedy. On the 366th day after the occurrence of such Reporting Default (if such Reporting Default is not cured or waived prior to such 366th day), the Notes will be subject to acceleration as provided above. In the event the Company does not elect to pay the

Additional Interest following a Reporting Default in accordance with this Section 6.05(b) hereof and Section 6.05(c) hereof, the Notes will be subject to acceleration as provided in Section 6.03 above.

(c) Company Election Notice. In order to elect to pay the Additional Interest as the sole remedy during the first 365 days after the occurrence of a Reporting Default in accordance with Section 6.05(a) and (b) hereof, the Company must notify the Holders of such election prior to the beginning of such 365-day period.

(d) If a Reporting Default occurs and the Company fails to timely deliver such notice for such Reporting Default, the Notes will immediately be subject to acceleration under Section 6.03(b) hereof on account of such Reporting Default.

(e) Other Events of Default. Notwithstanding anything to the contrary herein, if the Company elects to pay the Additional Interest with respect to any Reporting Default, the Company’s election will not affect the rights of any Holder with respect to any other Event of Default.

Section 6.06 Waiver of Past Defaults. If an Event of Default or a Default, other than (a) an uncured Event of Default described in Sections 6.02(a)(i), 6.02(a)(ii) or 6.02(a)(iii) hereof or (b) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder, the Holders of a majority in aggregate principal amount of the then Outstanding Notes may waive such Event of Default or Default and all of its consequences hereunder. Whenever any Event of Default is so waived, it will cease to exist, and whenever any Default is so waived, it will be deemed cured, and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.07 Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to the Trustee’s duties under Article 7 of the Base Indenture and the Trust Indenture Act, that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 6.08 Limitation on Suits. Subject to Section 6.09 hereof, no Holder may pursue a remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b) the Holders of at least 25% of the aggregate principal amount of the then Outstanding Notes deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c) such Holder or Holders have offered and, if requested, provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d) the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of security or indemnity; and

(e) during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Notes did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 6.09 Rights of Holders to Receive Payment and to Convert. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of, Fundamental Change Repurchase Price for, and accrued and unpaid interest on, its Notes, on or after the respective due date, and to convert its Notes and receive the Settlement Amount for such Notes in accordance with Article 10 hereof, or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 6.08 hereof.

Section 6.10 Collection Suit by Trustee. If an Event of Default specified in Section 6.02(a)(i) 6.02(a)(ii) or 6.02(a)(iii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Fundamental Change Repurchase Price for, and Settlement Amount with respect to, the Notes, as the case may be, and, to the extent lawful, any Default Interest on such principal, interest and Fundamental Change Repurchase Price, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 7.06 of the Base Indenture.

Section 6.11 Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 6.12 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.06 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.13 Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.14 Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15 Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 6.16 Priorities. If the Trustee collects any money pursuant to this Article 6, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.06 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, Fundamental Change Repurchase Price for, accrued and unpaid interest on, and cash portion of the Settlement Amount with respect to, any Note, without preference or priority of any kind, according to such amounts due and payable on all of the Notes; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.16. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 6.17 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.17 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Notes then Outstanding, or to any suit instituted by any Holder of any Note for the enforcement of the payment of the principal of, or interest on any Note after the Maturity Date.

Section 6.18 Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

ARTICLE 7

REDEMPTION AND SINKING FUNDS

Section 7.01 Inapplicable Provisions of the Base Indenture. The Company will not have the right to redeem the Notes prior to the Maturity Date, the Notes will not have the benefit of a sinking fund, and Article 3 of the Base Indenture will not apply to the Notes.

ARTICLE 8

SATISFACTION AND DISCHARGE

Section 8.01 Inapplicable Provisions of the Base Indenture; Amendments to the Base Indenture. Inapplicable Provisions.

(a) Inapplicable Provisions. The satisfaction and discharge provisions set forth in this Article 8 will, with respect to the Notes, supersede the entirety of Article 11 of the Base Indenture, and all references in the Base Indenture to Article 11 thereof and the satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to Article 11 and the satisfaction and discharge provisions set forth in this Article 8, respectively.

(b) Amendments.

(i) The reference in Section 4.03(c) of the Base Indenture to Section 11.05 is, with respect to the Notes, hereby deemed replaced with a reference to Section 8.05 of this Supplemental Indenture.

(ii) The reference in Section 7.05 of the Base Indenture to Section 11.05 is, with respect to the Notes, hereby deemed replaced with a reference to Section 8.05 of this Supplemental Indenture.

Section 8.02 Discharge of Liability on Notes. When (a)(i) the Company delivers to the Registrar all Outstanding Notes (other than Notes replaced pursuant to Section 2.08 of the Base Indenture) for cancellation or (ii) all Outstanding Notes have become due and payable, and the Company irrevocably deposits with the Trustee or delivers to the Holders, as applicable, cash and shares of Common Stock, if any (solely to satisfy amounts due and owing as a result of conversions of the Notes), sufficient to pay all amounts due and owing on all Outstanding Notes (other than Notes replaced pursuant to Section 2.08 of the Base Indenture) and (b) the Company pays all other sums payable by it under this Indenture with respect to the then Outstanding Notes then, subject to Section 7.05 of the Base Indenture, this Supplemental Indenture will cease to be of further effect with respect to the Notes and the Holders and the Trustee will acknowledge the satisfaction and discharge of this Indenture with respect to the Notes.

Notwithstanding the satisfaction and discharge of this Supplemental Indenture, (i) any obligation of the Company to the Trustee under Section 7 of the Base Indenture with respect to compensation or indemnity (including in connection with a provision of this Supplemental Indenture), and (ii) any obligation of the Trustee with respect to money deposited with the Trustee under this Article 8 and Section 2.04 hereof will survive.

Section 8.03 Deposited Moneys to Be Held in Trust. Subject to Section 8.05 hereof, all cash and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 8.02 hereof will be held in trust for the sole benefit of the Holders, and such cash and shares of Common Stock, if any, will be applied by the Trustee, either directly or through the Paying Agent, to the payment of the obligation for which such cash and shares of Common Stock, if any, have been deposited with the Trustee.

Section 8.04 Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Supplemental Indenture, all cash and shares of Common Stock, if any, then held by the Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock, if any.

Section 8.05 Repayment to the Company. Subject to any applicable unclaimed property law, the Trustee and the Paying Agent, upon receiving a written request from the Company, will promptly turn over to the Company any cash or shares of the Common Stock held for payment on the Notes that remains unclaimed two years after the date on which such payment was due. After the Trustee and the Paying Agent return such cash and shares of Common Stock, the Trustee and the Paying Agent will have no further liability to any Holder with respect to such cash and shares of Common Stock, and any Holder entitled to the payment of such cash or shares of the Common Stock under the Notes or this Indenture must look to the Company for payment as general creditor of the Company.

Section 8.06 Reinstatement. If the Trustee or the Paying Agent is unable to apply any cash or shares of Common Stock in accordance with Section 8.03 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 until such time as the Trustee or the Paying Agent is permitted to apply all such cash and shares of Common Stock, if any, in accordance with Section 8.03; provided, however, that if the Company makes any payment of the principal of, interest on, Fundamental Change Repurchase Price for, or cash portion of the Settlement Amount with respect to, any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders to receive such payment from any cash and shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS, SUPPLEMENTAL INDENTURES AND WAIVERS

Section 9.01 Supplementation of the Base Indenture. Subject to Section 1.03 hereof, the provisions of Article 9 of the Base Indenture, as superseded and deemed replaced by the provisions of this Supplemental Indenture, shall apply to the Notes.

Section 9.02 Without Consent of Holders. This Section 9.02 hereby supersedes Section 9.01 of the Base Indenture in its entirety. The Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency in this Indenture or in the Notes that does not adversely affect Holders;

(b) to provide for the assumption of the Company’s obligations under this Indenture and under the Notes as described in Article 5 hereof or Section 10.08 hereof or to modify the conversion rights of the Holders in accordance with Section 10.08 hereof;

(c) to add guarantees with respect to the Company’s obligations under this Indenture or the Notes;

(d) to secure the Notes;

(e) to add to the Company’s covenants for the benefit of the Holders;

(f) to surrender any right or power conferred upon the Company under this Indenture or the Notes;

(g) to appoint a successor Trustee with respect to this Indenture;

(h) to comply with the Applicable Procedures of the depositary;

(i) to make any change that does not adversely affect the rights of any Holder;

(j) to comply with any requirement of the Commission in connection with the qualification of this Indenture under the Trust Indenture Act; or

(k) to conform the provisions of this Indenture to the “Description of notes” section of the Prospectus Supplement as amended by the Issuer Free Writing Prospectus;

provided, however, that this Indenture, as so amended or supplemented, will conform with the Trust Indenture Act.

Section 9.03 With Consent of Holders. This Section 9.03 hereby supersedes Section 9.02 of the Base Indenture in its entirety. With the written consent of the Holders of at least a majority in principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes), and, subject to the exception provided in Section 6.03(c), any past default or compliance with any provisions waived with the written consent of the Holders of a majority in principal amount of then Outstanding Notes (including, without limitation, consents obtained in connection with a repurchase of, or tender offer or exchange offer for, the Notes); provided, however, that, without the consent of each Holder of an Outstanding Note affected, no amendment or supplement to this Indenture or the Notes may:

(a) reduce the percentage of the principal amount of then Outstanding Notes whose Holders must consent to an amendment or to waive any past default;

(b) reduce the rate of or extend the stated time for payment of interest on any Note;

(c) reduce the principal of or extend the Maturity Date of any Note;

(d) make any change that adversely affects the conversion rights of any Holder under Article 10 hereof;

(e) reduce the Fundamental Change Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(f) make any Note payable in money other than that stated in the Note;

(g) change the ranking of the Notes in a manner adverse to the Holders;

(h) impair the right of any Holder to receive payment of the principal of, and interest, on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes; or

(i) make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions.

It will not be necessary for the consent of the Holders under this Section 9.03 to approve the particular form of any proposed amendment, but it will be sufficient if such consent approves the substance of such proposed amendment.

Section 9.04 Notices of Supplemental Indentures. After an amendment or supplement to this Indenture or the Notes pursuant to this Article 9 becomes effective, the Company will mail to the Holders a notice briefly describing such amendment or supplement to this Indenture. However, the failure to give such notice to all Holders, or any defect in such notice, will not impair or affect the validity of such amendment or supplement to this Indenture.

ARTICLE 10

CONVERSIONS

Section 10.01 Right to Convert. Subject to and upon compliance with the provisions of this Indenture, a Holder will have the right, at such Holder’s option, to convert its Notes, or any portion of such Notes such that the principal amount of each Note that is not converted equals $2,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash and a number of shares of Common Stock, if any, determined in accordance with Section 10.03 hereof, based on a conversion rate initially equal to 30.4612 shares of the Common Stock (subject to adjustment as provided in Sections 10.05, 10.06 and 10.07, the “Conversion Rate”) per $1,000 principal amount of Notes, (x) at any time prior to the Close of Business on the Business Day immediately preceding August 7, 2017, only upon satisfaction of one or more of the conditions described in clauses (a) through (d) of this Section 10.01, and (y) on and after August 7, 2017, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, without regard to the conditions described in clauses (a) through (d) of this Section 10.01.

(a) Stock Price Condition. Prior to the Close of Business on the Business Day immediately preceding August 7, 2017, a Holder may surrender its Notes for conversion during any fiscal quarter commencing after March 31, 2013 (and only during such fiscal quarter) , if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Day period ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price on each applicable Trading Day.

(b) Trading Price Condition. Prior to the Close of Business on the Business Day immediately preceding August 7, 2017, a Holder may surrender its Notes for conversion during the five consecutive Business Day period after any ten consecutive Trading Day period (the “Measurement Period”) in which, for each Trading Day of such Measurement Period, the Trading Price per $1,000 principal amount of Notes on such Trading Day, as determined following a request by a Holder in accordance with the procedures described below in this Section 10.01(b), was less than 98% of the product of (x) the Last Reported Sale Price of the Common Stock on such Trading Day and (y) the Conversion Rate in effect on such Trading Day (such amount, for any Trading Day, the “Trading Price Product”).

The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination in writing; and the Company shall have no obligation to make such request unless (i) a Holder of at least $2.0 million principal amount of Notes provides the Company with reasonable evidence that the trading price per $1,000 principal amount of Notes would be less than 98% of Trading Price Product and (ii) requests that the Company require the Bid Solicitation Agent to begin determining the Trading Price of the Notes. At such time, the Company shall instruct the Bid Solicitation Agent in writing to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until a Trading Day occurs on which the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the Trading Price Product. If the Trading Price condition has been met, the Company will so notify the Holders and the Trustee.

At any time after the Trading Price condition has been met, the Company will notify the Holders and the Trustee in writing that the Trading Price per $1,000 principal amount of Notes is greater than 98% of the Trading Price Product as promptly as practicable.

(c) Certain Distributions. If the Company elects:

(i) To issue to all or substantially all holders of the Common Stock rights, options or warrants entitling such holders, for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the ten consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance; or

(ii) To distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase the securities of the Company, which distribution has a value per share of Common Stock, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement for such distribution;

then, in either case, the Company must notify the Holders in writing at least 30 Scheduled Trading Days immediately prior to the Ex-Dividend Date for such issuance or distribution. Once the Company has given such notice, Holders may surrender their Notes for conversion at any time until the earlier of (x) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution and (y) the Company’s announcement that such issuance or distribution will not occur.

(d) Certain Corporate Events. If (x) a transaction or event that constitutes a Fundamental Change or a Make-Whole Fundamental Change occurs, regardless of whether a

Holder has the right to require the Company to repurchase the Notes pursuant to Article 3 or (y) if the Company is a party to a consolidation, merger or binding share exchange, pursuant to which the Common Stock would be converted into cash, securities or other assets, or a transfer or lease of all or substantially all of the Company’s assets, the Notes may be surrendered for conversion at any time from or after the date that is 30 Scheduled Trading Days prior to the anticipated effective date of the transaction (or, if later, the Business Day after the Company delivers notice of such transaction) until the earliest of (a)(i) if such transaction does not constitute a Fundamental Change, the Close of Business on the 35th Business Day after the actual effective date of such transaction, and (ii) if such transaction constitutes a Fundamental Change, the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date, and (b) the Company’s announcement that such transaction will not take place. The Company will notify Holders and the Trustee as promptly as practicable following the date on which the Company publicly announces such transaction. If the Company delivers to the Holders notice of such a transaction before such transaction becomes effective, and such transaction fails to become effective, as promptly as practicable after the Company determines that such event will not become effective, the Company will deliver to the Holders a second notice, which notice will state that such transaction has failed to become effective and whether the Holders may still convert their Notes pursuant to any other provision of this Indenture.

Section 10.02 Conversion Procedures.

(a) General. In order to exercise the conversion privilege with respect to a beneficial interest in a Global Note or with respect to a Definitive Note, the Holder must:

(i) pay any funds required under Section 10.02(d);

(ii) pay any taxes or duties required under the proviso of Section 10.02(e); and

(iii) if such Note is a Global Note, (A) complete any instruction form required by the Depositary to effect the conversion of a beneficial interest under the Applicable Procedures; and (B) otherwise comply with the Applicable Procedures of the Depositary in effect on the date such Holder seeks to convert such beneficial interest; or

(iv) if such Note is a Definitive Note, (A) complete and manually sign the conversion notice on the back of the Note (the “Conversion Notice”), or a facsimile of the Conversion Notice; (B) deliver the Conversion Notice (or facsimile thereof), which is irrevocable, and the Note to the Conversion Agent; and, (C) if required, furnish appropriate endorsements and transfer documents.

The first Business Day on which a Holder complies with the relevant procedures for conversion set forth in clauses (i) through (iv) above and any other procedures required to effect a conversion under this Indenture shall be the “Conversion Date” with respect to such Note. If, at any time, the last date on which any Note may be converted is not a Business Day, such Note may be converted on the immediately following Business Day.

(b) Holder of Record. If a Holder surrenders the entire principal amount of a Note for conversion, as of the Conversion Date for such Note, such Person will no longer be the Holder of such Note. If any shares of Common Stock are issuable upon the conversion of a Note, except as provided under Section 10.05(h) hereof, the Person in whose name such shares of Common Stock will be registered will become the holder of record of such shares at the Close of Business on the last Trading Day of the Observation Period corresponding to the Conversion Date for such Note.

(c) Conversions in Part. If a Holder surrenders only a portion of a Definitive Note for conversion, promptly after the Conversion Date for such portion, the Company will execute, and the Trustee will authenticate and deliver to such Holder, a new Definitive Note or new Definitive Notes in an authorized denomination or authorized denominations equal to the aggregate principal amount of the unconverted portion of such Definitive Note. Upon the conversion of any beneficial interest in a Global Note, the Conversion Agent will promptly request that the Trustee make a notation on the “Schedule of Increases and Decreases of Global Note” of such Global Note to reduce the principal amount represented by such Global Note by the principal amount of the converted beneficial interest.

(d) Reimbursement of Interest upon Conversion. If a Holder converts a Note after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Note with an amount of cash equal to the amount of interest that will be payable on such Note on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (A) for conversions following the Regular Record Date immediately preceding the Maturity Date; (B) if the Company has specified a Fundamental Change Repurchase Date that is after a Regular Record Date and on or prior to the Business Day immediately following the corresponding Interest Payment Date and the Holder converts its Note after the Close of Business on such Regular Record Date and on or prior to the Open of Business on such Interest Payment Date; or (C) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(e) Taxes Due upon Conversion. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 10.03 Settlement Upon Conversion

(a) Settlement Amount. Except as described in Section 10.05 and 10.07 hereof, upon conversion, the Company will deliver to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, an amount of cash and a number of shares of Common Stock, if any (the “Settlement Amount”), equal to the sum of the Daily Settlement Amounts for each of the 80 consecutive Trading Days during the applicable Observation Period. Except as provided in Section 10.07 hereof, the Company will deliver the Settlement Amount to converting Holders on the third Business Day immediately following the last Trading Day of the applicable Observation Period.

(b) Fractional Shares. Notwithstanding the foregoing, the Company will not issue any fractional shares of Common Stock as part of the Settlement Amount. Instead, if the Settlement Amount includes a fraction of a share of the Common Stock, the Company will, in lieu of delivering such fraction of a share, pay an amount of cash equal to the product of (i) such fraction of a share and (ii) the Daily VWAP for the Common Stock on the last Trading Day of the applicable Observation Period.

(c) Rounding; Conversion of Multiple Notes by a Single Holder. If a Holder surrenders more than one Note for Conversion on a single Conversion Date, the Company will calculate any amounts due with respect to the conversion of such Notes as if such Holder had surrendered for conversion one Note having an aggregate principal amount equal to the sum of the principal amounts of each of the Notes surrendered for conversion by such Holder on such Conversion Date.

(d) Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Note, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note and the Company’s delivery of the amount of cash and the number of shares of Common Stock, if any, into which a Note is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of the Note and accrued and unpaid interest, if any, on, such Note to, but not including the Conversion Date; provided, however, that if a Holder converts a Note after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Note on such Regular Record Date.

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the Settlement Amount for any Note includes both cash and shares of the Common Stock, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion.

(e) Notices. Whenever a Conversion Date occurs with respect to a Note, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Notes converted on such Conversion Date and the names of the Holders that converted Notes on such Conversion Date.

On the first Business Day immediately following the last Trading Day of the Observation Period for any Conversion Date, the Company will deliver written notice to the Conversion Agent and the Trustee stating (A) the Daily Settlement Amounts for each Trading Day in such Observation Period, and (B) the amount of cash that the Company is obligated to deliver to satisfy its conversion obligation with respect to each Note converted on such Conversion Date.

(f) Definitions.

(i) Only for the purposes of determining amounts due upon conversion, “Trading Day” means a day on which (i) there is no “Market Disruption Event” (as defined below in Section 10.03(f)(ii) hereof) and (ii) trading in the Common Stock generally occurs on The NASDAQ Global Select Market or, if the Common Stock is not then listed on The NASDAQ Global Select Market, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the

Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or admitted for trading, “Trading Day” means a “Business Day.”

(ii) Only for the purposes of determining amounts due upon conversion, “Market Disruption Event” means (i) a failure by the principal United States national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock, for more than a one half-hour period in the aggregate during regular trading hours, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant securities exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

Section 10.04 Stock Issued upon Conversion.

(a) To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Notes.

(b) Any shares of Common Stock delivered upon the conversion of the Notes will be newly issued shares or treasury shares, duly and validly issued, fully paid, nonassessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder or other Person to whom such shares of Common Stock will be delivered). In addition, the Company will use commercially reasonable efforts to cause any shares of Common Stock issuable upon conversion of a Note to be listed on whatever stock exchange(s) the Common Stock is listed on the date the converting Holder becomes a record holder of such Common Stock.

(c) If any shares of the Common Stock issued upon conversion would be “restricted securities” (as defined under Rule 144 or any successor provision in effect at such time), such shares of Common Stock will be issued in physical certificated form, will not be held in book-entry form through the facilities of the Depositary and the Company will affix, or will direct its transfer agent to affix, upon such shares of Common Stock any legend required to comply with applicable law.

Section 10.05 Adjustment of Conversion Rate. The Company will adjust the Conversion Rate from time to time as described in this Section 10.05, except that the Company will not make any adjustments to the Conversion Rate if each Holder participates (other than in a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes in the relevant transaction described below without having to convert its Notes and as if it held a number of shares of the Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount of Notes held by such Holder and divided by $1,000.

(a) Stock Dividends and Share Splits. If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of the outstanding

Common Stock, or if the Company effects a share split or share combination of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1
OS0

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 10.05(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 10.05(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared or announced.

(b) Rights, Options, and Warrants. If the Company issues to all or substantially all holders of the outstanding Common Stock rights, options or warrants entitling such holders for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X
OS0 + Y

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 10.05(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, including because the issued rights, options or warrants were not exercised, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to such Conversion Rate that would then be in effect if the Ex-Dividend Date for such issuance had not occurred.

In determining whether any rights, options or warrants entitle holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for an issuance and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, with the value of any such consideration, if other than cash, to be determined by the Board of Directors.

(c) Spin-Offs and Other Distributed Property.

(i) If the Company distributes shares of the Capital Stock of the Company, shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities of the Company to all or substantially all holders of Common Stock, excluding:

(A) dividends, distributions, rights, options or warrants as to which an adjustment was effected pursuant to Section 10.05(a) hereof or Section 10.05(b) hereof;

(B) dividends or distributions paid exclusively in cash for which an adjustment was effected pursuant to Section 10.05(d) hereof;

(C) any dividends and distributions in connection with a Merger Event described below under Section 10.08 hereof;

(D) except as otherwise described in Section 10.05(f) hereof, any rights issued pursuant to a stockholder rights plan adopted by the Company; and

(E) Spin-Offs as to which the provisions of Section 10.05(c)(ii) hereof shall apply (but, for the avoidance of doubt, including spin-offs as to which such provisions do not apply),

then the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	SP0
SP0 – FMV

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Board of Directors) of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than the “SP” (as defined above), in lieu of the foregoing increase, each Holder of Notes will receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received if such Holder had owned a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

Any increase in the Conversion Rate made under this Section 10.05(c)(i) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii) With respect to an adjustment pursuant to this Section 10.05(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to an Affiliate or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a national securities exchange or a reasonably comparable non-U.S. equivalent (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0
MP0

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for the Spin-Off;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off;

FMV0	=	the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of the Common Stock over the first 10 consecutive Trading Day period after the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The adjustment to the Conversion Rate as a result of a Spin-Off under the preceding paragraph of this Section 10.05(c)(ii) will be given effect immediately after the Open of Business on the Ex-Dividend Date for the Spin-Off; provided that if the first Trading Day of the Observation Period with respect to any Note surrendered for conversion occurs after the first Trading Day of the Valuation Period for a Spin-Off, but on or before the last Trading Day of the Valuation Period for such Spin-Off, the reference in the above definition of “FMV” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the effective date of such Spin-Off to, but excluding, the first Trading Day of such Observation Period. If one or more Trading Days of the Observation Period with respect to any Note surrendered for conversion occurs on or after the Ex-Dividend Date for a Spin-Off, but on or prior to the first Trading Day of the Valuation Period for such Spin-Off, such Observation Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Valuation Period for such Spin-Off, and the reference in the above definition of “FMV” to “10” shall be deemed replaced with a reference to “one” (1).

(d) Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of the Common Stock, the Conversion Rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0
SP0 – C

where:

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share the Company distributes to holders of the Common Stock.

If “C” (as defined above) is equal to or greater than “SP” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $1,000 principal amount of Notes held, at the same time and upon the same terms as holders of the Common Stock the amount of cash that such Holder would have received if such Holder had owned a number of shares of the Common Stock equal to the Conversion Rate on the Ex-Dividend Date.

Such increase pursuant to this Section 10.05(d) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e) Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock (that is subject to the tender offer rules of the Exchange Act that are then applicable), other than an odd lot tender offers, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer (the “Expiration Date”), the Conversion Rate will be increased based on the following formula:

CR1 = CR ×	AC + (SP1 × OS1)
OS0 × SP1

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the Expiration Date;

AC	=	the fair market value, on the Expiration Date, of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Close of Business on the Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of Common Stock outstanding immediately after the Close of Business on the Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the Expiration Date (the “Averaging Period”).

The adjustment to the Conversion Rate under the preceding paragraph of this Section 10.05(e) will occur at the Close of Business on the Expiration Date for such tender or exchange offer; provided that if the first Trading Day of the Observation Period with respect to any Note surrendered for conversion occurs after the first Trading Day of the Averaging Period for any tender or exchange offer, but on or before the last Trading Day of the Averaging Period for such tender or exchange offer, the reference in the above definition of “SP” to “10” shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the first Trading Day of the Averaging Period for such tender or exchange offer to, but excluding, the first Trading Day of such Observation Period. If one or more Trading Days of the Observation Period for any Note occurs after the Expiration Date for any tender or exchange offer, but on or prior to the first Trading Day in the Averaging Period for such tender or exchange offer, such Observation Period will be suspended on the first such Trading Day and will resume immediately after the first Trading Day of the Averaging Period for such tender or exchange offer and the reference in the above definition of “SP” to “10” shall be deemed replaced with a reference to “one” (1).

If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate will again be adjusted to be the Conversion Rate that would then be in effect had such tender or exchange offer not been made.

(f) If a Holder converts Notes and on the first Trading Day of the Observation Period for such Notes the Company has a rights plan in effect, then, to the extent the rights associated with such plan have not separated from the shares of the Common Stock, such Holder will receive, in addition to any shares of the Common Stock delivered as part of the Settlement Amount for such Notes, the rights under such rights plan, unless, prior to such Trading Day, such rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation as if the Company distributed to all holders of the Common Stock shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities of the Company as described in Section 10.05(c)(i), subject to readjustment in the event of the expiration, termination or redemption of such rights.

(g) Successive Adjustments. After an adjustment to the Conversion Rate under this Article 10, any subsequent event requiring an adjustment under this Article 10 will cause an adjustment to the Conversion Rate as so adjusted, without duplication.

(h) Adjustments Not Yet Effective. Notwithstanding the foregoing, if any adjustment to the Conversion Rate described in any of clauses 10.05(a) through 10.05(e) hereof becomes effective and, but for this provision, a Holder that has converted its Notes:

(i) would receive shares of the Common Stock based on an adjusted Conversion Rate; and

(ii) would be a record holder of such shares of the Common Stock on the record date, effective date or Expiration Date for the dividend, distribution or other event giving rise to the adjustment or otherwise participates in such dividend, distribution or other event giving rise to the adjustment as a result of being treated as a holder of record of such shares of the Common Stock, then, in lieu of receiving shares of the Common Stock at such an adjusted Conversion Rate, the Company will adjust the amount of cash and the number of shares of the Common Stock that the Company delivers to such Holder as it determines is appropriate to reflect such Holder’s participation in the related dividend, distribution or other event giving rise to such adjustment.

(i) Adjustment Events that Occur After the First Trading Day of an Observation Period. In addition, if a Holder converts a Note and:

(i) the record date, effective date or Expiration Date for any event that requires an adjustment to the Conversion Rate under any of clauses 10.05(a) through 10.05(e) above occurs:

(A) on or after the first Trading Day of the Observation Period for such Note; and

(B) on or prior to the last Trading Day of such Observation Period; and

(ii) the Daily Settlement Amount for any Trading Day in such Observation Period that occurs on or prior to such record date, effective date or Expiration Date:

(A) includes shares of Common Stock that, if not for this provision, would not entitle their holder to participate in such event; and such event,

(B) is calculated based on a Conversion Rate that is not adjusted for such event,

then, on account of such conversion, the Company will adjust the Daily Settlement Amounts that it delivers to such Holder or make other adjustments that the Board of Directors deems appropriate to reflect the relevant event requiring adjustment to the Conversion Rate.

(j) Other Adjustments. Whenever a provision of this Indenture requires the calculation of Last Reported Sale Prices, Daily VWAPs or any functions thereof over a span of multiple days, the Company will make appropriate adjustments (to the extent no corresponding adjustment is otherwise made pursuant to the other provisions of this Section 10.05) to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, effective date or Expiration Date of the event occurs, at any time during the period in which Last Reported Sale Prices, Daily VWAPs or functions thereof are to be calculated.

(k) Limitations on Adjustments.

(i) Except as a result of a reverse share split, share combination, or readjustment resulting from dividends or distributions having been declared but not paid or made, readjustments resulting from distributed rights, options or warrants not being exercised prior to their expiration or termination and readjustments resulting from distributions or deemed distributions of contingent rights, options or warrants that were redeemed or repurchased without being exercised prior to their expiration or termination, in no event will the Conversion Rate be adjusted downward pursuant to Sections 10.05(a), (b), (c), (d), or (e) hereof.

(ii) In addition, notwithstanding anything herein, the Company will not be required to adjust the Conversion Rate:

(A) upon the issuance of:

(1) any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(2) any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries; or

(3) any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (2) above and already outstanding as of the Issue Date;

(B) for a change in the par value of the Common Stock; or

(C) for accrued and unpaid interest on the Notes, if any.

(l) Deferral of Adjustments. Notwithstanding anything to the contrary in this Section 10.05, except when an adjustment is required to be made between the first and last Trading Day of an Observation Period, the Company will not be required to make an adjustment to the Conversion Rate unless the adjustment would require a change of at least 1% of the Conversion Rate; provided, however, that, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) in connection with any subsequent adjustment to the applicable Conversion Rate and (ii) immediately prior to the Open of Business on the first Trading Day of the first Observation Period that occurs after the Company makes such deferral.

(m) Certain Definitions. For purposes of this Section 10.05:

(i) subject to Section 10.05(c) hereof, the number of shares outstanding at any time will include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock, but, so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, will not include shares of Common Stock held in the treasury of the Company; and

(ii) “effective date” will mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, reflecting the transaction.

Section 10.06 Voluntary Adjustments.

(a) Best Interest Increases. To the extent permitted by applicable law, the Company is permitted to increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interests of the Company

(b) Tax-Related Increases. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of the Common Stock or rights to purchase shares of the Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event for United States federal income tax purposes.

(c) Notices. Whenever the Board of Directors determines that the Company will increase the Conversion Rate pursuant to this Section 10.06, the Company will mail to each Holder notice of such increase at least 20 Business Days before such increase will take effect, which notice will state the amount of the increase to be made and the period during which such increase will be in effect.

Section 10.07 Adjustments to Conversion Rate upon Conversion In Connection With a Make-Whole Fundamental Change.

(a) General. If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes “in connection with” such Make-Whole Fundamental Change, the Company will, in the circumstances described in this Section 10.07, increase the Conversion Rate for the Notes surrendered by a number of additional shares of the Common Stock (the “Additional Shares”), as described below in this Section 10.07. For purposes of this Section 10.07, a conversion of Notes will be deemed to be “in connection with” a Make-Whole Fundamental Change if the Conversion Notice for such Notes is received by the Conversion Agent during the period from, and including, the effective date of such Make-Whole Fundamental Change (the “Make-Whole Fundamental Change Effective Date”) up to, and including, (x) if such Make-Whole Fundamental Change is a Fundamental Change, the Close of Business on the Business Day immediately preceding the Fundamental Change Repurchase Date for such Fundamental Change, and (y) if such Make-Whole Fundamental Change would have been a Fundamental Change but for the proviso in clause (ii) of the definition thereof, the Close of Business on the 35th Business Day immediately following the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change. Whenever any Make-Whole Fundamental Change occurs, the Company shall notify the Holders and issue a press release announcing the Make-Whole Fundamental Change Effective Date for such Make-Whole Fundamental Change on or prior to the fifth Business Day immediately following such Make-Whole Fundamental Change Effective Date

(b) Determination of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased if a Holder converts a Note in connection with a Make-Whole Fundamental Change will be determined by reference to the table below and will be based on the Make-Whole Fundamental Change Effective Date and the Stock Price for such Make-Whole Fundamental Change.

(c) Adjustment of Stock Prices and Additional Shares. The Stock Prices set forth in the column headings of the table below will be adjusted as of any date on which the Conversion Rate of the Notes is otherwise required to be adjusted pursuant to Section 10.05. The adjusted Stock Prices in the table below will equal the Stock Prices in effect immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate in effect immediately prior to the adjustment giving rise to the adjustment to the Stock Price and the denominator of which is the Conversion Rate in effect immediately after such adjustment. The numbers of Additional Shares set forth in the table below will be adjusted in the same manner, at the same time and on account of the same events for which the Conversion Rate must be adjusted as set forth in Section 10.05 hereof.

(d) Additional Shares Table. The following table sets forth the number of Additional Shares by which the Conversion Rate will be increased for a Make-Whole Fundamental Change having the Stock Price and the Make-Whole Fundamental Change Effective Date set forth below:

	Stock price
Effective date	$25.06	$27.50	$30.00	$32.50	$35.00	$37.50	$40.00	$50.00	$60.00	$80.00	$100.00
December 10, 2012	9.4430	7.3872	6.0111	4.9430	4.1032	3.4353	3.1303	1.7110	1.0057	0.3899	0.1532
December 1, 2013	9.4430	7.3625	5.8933	4.7654	3.8896	3.2024	2.8755	1.4843	0.8322	0.3004	0.1097
December 1, 2014	9.4430	7.2380	5.6582	4.4631	3.5512	2.8499	2.4883	1.1730	0.6118	0.2008	0.0667
December 1, 2015	9.4430	6.9161	5.1991	3.9293	2.9880	2.2883	1.9114	0.7608	0.3505	0.1030	0.0301
December 1, 2016	9.4430	6.3700	4.4164	3.0302	2.0635	1.3995	1.0388	0.2550	0.0907	0.0292	0.0075
December 1, 2017	9.4430	5.9024	2.8721	0.3080	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

(e) Use of Additional Shares Table. If the Stock Price and/or Make-Whole Fundamental Change Effective Date for a Make-Whole Fundamental Change are not set forth in the table above, then:

(i) if the Stock Price is between two Stock Prices in the table or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the numbers of Additional Shares set forth in the table for the higher and lower Stock Prices and the earlier and later Make-Whole Fundamental Change Effective Dates, as applicable, based on a 365-day year;

(ii) if the Stock Price is greater than $100.00, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above, no additional shares will be added to the Conversion Rate; and

(iii) if the Stock Price is less than $25.06, subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above, no additional shares will be added to the Conversion Rate.

Notwithstanding the foregoing, in no event will the Conversion Rate, as increased pursuant to this Section 10.07 by the number of Additional Shares, exceed 39.9042 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner, at the same time and on account of the same events for which the Conversion Rate is required to be adjusted as set forth in Section 10.05 hereof.

(f) Settlement or Conversion. If a Holder converts a Note in connection with a Make-Whole Fundamental Change, the Company will settle the conversion of such Note in accordance with Section 10.03 hereof; provided, however, that notwithstanding anything to the contrary in Section 10.03 hereof, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change in Section 1.01 hereof is comprised entirely of cash, for any conversion of Notes on or following the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the conversion obligation will be calculated based solely on the Stock Price for the transaction and will be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment required pursuant to this Section 10.07), multiplied by such Stock Price. In such event, the conversion obligation will be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

Section 10.08 Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale. If any of the following events occur:

(a) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change in par value);

(b) any consolidation, merger or combination involving the Company;

(c) any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(d) any statutory share exchange;

and, in each case, as a result of such event, the Common Stock would be converted into, or exchanged for, stock, other securities, or other property or assets (including cash or any combination thereof) (each such event, a “Merger Event”), then at and after the effective time of transaction, the right to convert each $1,000 principal amount of Notes into cash and shares of the Common Stock, if any, based on a number of shares of the Common Stock equal to the applicable Conversion Rate will be changed into the right to convert each $1,000 principal amount of Notes into cash and Units of Reference property based on the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a Holder of a number of shares of the Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive upon the occurrence of such transaction (such shares of stock, other securities or other property or assets, “Reference Property,” and the amount and kind of reference property that a holder of one share of the Common Stock would have received in such transaction, a “Unit of Reference Property”). In particular, at and after the effective time of the transaction:

(A) the amount otherwise payable in cash upon conversion of the Notes as set forth in Section 10.03 or 10.07 hereof will continue to be payable in cash;

(B) the number of shares of the Common Stock otherwise deliverable upon conversion as set forth in Section 10.03 or 10.07 hereof will instead be deliverable in Units of Reference Property;

(C) the Daily VWAP and the Last Reported Sale Price will, to the extent possible, be calculated on the value of a Unit of Reference Property; and

(D) if the transaction causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), a Unit of Reference Property will be deemed to be the weighted per share average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make such an election. The Company will notify Holders of the weighted average as soon as practicable after such determination is made.

If the Reference Property for such transaction includes shares of stock or other securities or assets of a Person other than the Company, for such recapitalization, reclassification, merger, consolidation, statutory share exchange, combination, sale and conveyance, then such other company will also execute such supplemental indenture and such supplemental indenture will contain whatever additional provisions the Board of Directors considers to be reasonably necessary to protect the Holders.

The above provisions of this Section 10.08 shall similarly apply to successive recapitalizations, reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

Section 10.09 No Responsibility of Trustee. The Trustee and the Conversion Agent will not have any duty or responsibility to any Holder to determine whether any facts exist that require an adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. Neither the Trustee nor the Conversion Agent will be responsible for any failure of the Company to deliver any amount of cash or number of shares of Common Stock upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent will be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.08 hereof, including with respect to the calculation of the amount of cash and the number the number of Units of Reference Property, if any, receivable by Holders upon the conversion of their Notes after any Merger Event, and each, subject to the provisions of Article 7 of the Base Indenture in the case of the Trustee, may accept as conclusive evidence of the correctness of any such provisions, and will be protected in relying upon, the Officer’s Certificate (which the Company will be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto. The Trustee will have no responsibility to determine if a Supplemental Indenture must be entered into pursuant to Section 10.08.

Section 10.10 Notice to Holders Prior to Certain Actions and After Certain Adjustments. In case:

(a) the Company shall declare a dividend (or any other distribution) on the Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 10.05;

(b) the Company shall authorize any granting of rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.05;

(c) the Company shall announce any tender or exchange offer that would require an adjustment in the Conversion Rate pursuant to Section 10.05;

(d) there is a Merger Event; or

(e) there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and to be mailed to each Holder as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or grant, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or grant, (y) the date on which such tender or exchange offer would expire, or (z) the date on which such Merger Event or dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event or dissolution, liquidation or winding-up, as the case may be. Failure to give any such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, grant, tender or exchange offer, Merger Event or dissolution, liquidation or winding-up, as the case may be.

In addition, whenever an adjustment to the Conversion Rate becomes effective pursuant to Section 10.05, 10.06 or 10.07, or an adjustment to the conversion privilege becomes effective pursuant to Section 10.08, the Company will cause to be filed with the Trustee and mailed to each Holder as promptly as possible notice stating that such adjustment has become effective, the Conversion Rate or conversion privilege as adjusted, and the manner in which the adjustment was computed. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

Section 10.11 Exchange in Lieu of Conversion.

(a) When a Holder surrenders Notes for conversion, the Company may direct the Conversion Agent to surrender, on or prior to the first Business Day following the Conversion

Date, such Notes to a financial institution designated by the Company for exchange in lieu of conversion (such financial institution, the “Designated Institution”).

(b) In order to accept any Notes surrendered for exchange in lieu of conversion, the Designated Institution must agree to deliver in exchange for such Notes, the amount of cash and the number of shares of Common Stock, if any, equal to the consideration the Company would be obligated to deliver upon the conversion of such Notes pursuant to Sections 10.03 and 10.07 hereof, as applicable at the time the Company would otherwise be required to deliver such consideration. By the Close of Business on the second Business Day immediately following the Conversion Date, the Company will notify the converting Holder surrendering Notes for Conversion that it has directed the Designated Institution to make an exchange in lieu of conversion and whether that the Designated Institution has agreed to make such exchange in lieu of conversion. If the Designated Institution accepts any such Notes, it will deliver the amount of cash and the number of shares of the Common Stock, if any, due upon conversion of such Notes to the Conversion Agent on the day the Company would otherwise be required to deliver it to the applicable Holder, and the Conversion Agent will deliver that amount of cash and number of shares of our common stock, if any, to the applicable Holder by the Close of Business on the day on which the Company would otherwise be required to deliver it to the applicable Holder. Any Notes exchanged by the Designated Institution will remain outstanding.

(c) If the Designated Institution agrees to accept any Notes for exchange in lieu of conversion but does not timely deliver the related consideration, or if such Designated Institution does not accept the Notes for exchange, the Company will deliver as soon as practicable the relevant conversion consideration as if the Company had not made an exchange election.

(d) For the avoidance of doubt, in no event will the Company’s designation of a financial institution as a Designated Institution, to which the Notes may be submitted for exchange, require the institution to accept any Notes. The Company will not pay any consideration to, and the Company may, but will not be obligated to enter into any agreement with, the Designated Institution for or with respect to such designation.

ARTICLE 11

MISCELLANEOUS

Section 11.01 Effect on Successors and Assigns. Subject to Section 1.03 hereof, and notwithstanding Section 13.01 of the Base Indenture, all agreements of the Company, the Trustee, the Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Notes will bind their respective successors.

Section 11.02 Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 13.04 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Section 13.04 of the Base Indenture, any notice or communication given to a Holder will be mailed to the Holder, by first-class mail, postage prepaid, at the Holder’s address as it appears on the registration books of the Registrar and will be deemed given on the date of such mailing.

Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it will be deemed to have been duly given, whether or not received by the addressee.

If the Company mails a notice or communication to the Holders, it will, at the same time, mail a copy to the Trustee and each of the Registrar, Paying Agent and Conversion Agent.

If the Company is required under this Indenture to give a notice to the Holders, in lieu of delivering such notice to the Holders, the Company may deliver such notice to the Trustee and cause the Trustee to have delivered such notice to the Holders on or prior to the date on which the Company would otherwise have been required to deliver such notice to the Holders. In such a case, the Company will also cause the Trustee to mail a copy of the notice to each of the Registrar, Paying Agent and Conversion Agent at the same time it mails the notice to the Holders.

Section 11.03 Governing Law, Waiver of Jury Trial and Submission to Jurisdiction. This Indenture and each Note shall be deemed to be a contract made under the internal laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, except to the extent that the Trust Indenture Act is applicable.

In addition, the Company: (a) agrees that any suit, action or proceeding against it arising out of or relating to this Indenture or any Notes, as the case may be, may be instituted in any United States federal court with applicable subject matter jurisdiction sitting in The City of New York; (b) waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and any claim that any suit, action or proceeding in such a court has been brought in an inconvenient forum; and (c) submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.

Section 11.04 Calculations. Except as otherwise provided in this Indenture, the Company will be responsible for making all calculations called for under the Notes and this Indenture. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Notes and the Conversion Rate of the Notes.

The Company will make these calculations in good faith and, absent manifest error, the Company’s calculations will be final and binding on Holders. If the Trustee or the Conversion Agent request a schedule detailing any of the Company’s calculations, the Company will provide such a schedule to the Trustee or the Conversion Agent, as the case may be, and each of the Trustee and Conversion Agent will be entitled to rely conclusively upon the accuracy of any calculations contained in such a schedule without independent verification. If any Holder requests a copy of such a schedule from the Trustee, the Trustee will request such a schedule from the Company and, upon receipt of such a schedule, promptly forward a copy of it to such Holder.

All calculations will be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

Section 11.05 Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 11.06 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.07 Force Majeure. Subject to Section 1.03 hereof, the Trustee, Registrar, Paying Agent and Conversion Agent will not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of such Person (including any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility).

Section 11.08 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, Volcano Corporation has caused this Supplemental Indenture to be duly executed as a deed the day and year first before written.

Volcano Corporation

By:	/s/ John T. Dahldorf
Name:	John T. Dahldorf
Title:	Chief Financial Officer

Signature Page to Supplemental Indenture

IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Supplemental Indenture as of the day and year first before written.

Wells Fargo Bank, National Association, as Trustee, Paying Agent, Security Registrar, Bid Solicitation Agent and Conversion Agent

By:	/s/ Michael Tu
Name:	Michael Tu
Title:	Assistant Vice President

Signature Page to Supplemental Indenture

EXHIBIT A

FORM OF NOTE

[FORM OF FACE OF NOTE]

[Include the following legend for Global Notes only (the “Global Notes Legend”):]

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS CONVERTIBLE NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

A-1

No.: [            ]

CUSIP:	[ ]
ISIN:	[ ]

Principal Amount $[        ]

[as revised by the Schedule of Increases

and Decreases in the Global Note attached hereto]1

Volcano Corporation

1.75% Convertible Senior Notes due 2017

Volcano Corporation, a Delaware corporation, promises to pay to [            ] [include “Cede & Co.” for Global Note] or registered assigns, the principal amount of $[        ] on December 1, 2017 (the “Maturity Date”).

Interest Payment Dates: June 1 and December 1.

Regular Record Dates: May 15 and November 15.

Additional provisions of this Note are set forth on the other side of this Note.

[1]	Include for Global Notes only.

A-2

VOLCANO CORPORATION

By:
Name:
Title:
Dated:

Signature Page to Convertible Senior Note due 2017

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Wells Fargo Bank, National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Supplemental Indenture.

By:
Title:	Authorized Signatory

Signature Page to Convertible Senior Note due 2017

[FORM OF REVERSE OF NOTE]

VOLCANO CORPORATION

1.75% Convertible Senior Note due 2017

This Note is one of a duly authorized issue of Securities of Volcano Corporation (the “Company”), designated as its 1.75% Convertible Senior Notes due 2017 (the “Notes”), all issued or to be issued under and pursuant to an indenture dated as of September 20, 2010 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association (the “Trustee”), as supplemented by the Second Supplemental Indenture dated as of December 10, 2012, between the Volcano Corporation and the Wells Fargo Bank, National Association (the “Supplemental Indenture,” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”), and reference is made hereby to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders and of the terms upon which the Notes are, and will be, authenticated and delivered.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Note will have the right, at such Holder’s option, to require the Company to repurchase this Note, or any portion of this Note such that the principal amount of this Note that is not repurchased equals $2,000 or an integral multiple of $1,000 in excess thereof, on the Fundamental Change Repurchase Date at a price equal to the Fundamental Change Repurchase Price for such Fundamental Change Repurchase Date.

This Note is not subject to redemption at the option of the Company and does not benefit from a sinking fund.

As provided in and subject to the provisions of the Indenture, the Holder of this Note has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding August 7, 2017, and (ii) on or after August 7, 2017, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert this Note or a portion of this Note such that the principal amount of this Note that is not converted equals $2,000 or an integral multiple of $1,000 in excess thereof, into an amount of cash and a number of shares of Common Stock, if any, determined in accordance with Article 10 of the Supplemental Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Note to the Holder that surrenders this Note to the Paying Agent to collect such payments in respect of this Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal

6

amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults and Events of Default under the Indenture and their consequences. Without the consent of or notice to any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any other change that does not adversely affect the rights under the Indenture of any Holder of outstanding Notes. Any such amendment, consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such amendment, consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, in case certain Events of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and the interest on, all Notes may be declared due and payable by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary. All defined terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

7

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full.

TEN COM - as tenants in common	UNIF GIFT MIN ACT - Uniform Gifts to Minors Act - Minor

TEN ENT - as tenants by the entireties	Custodian - Cust

JT TEN - as joint tenants with right of Survivorship and not as tenants in common

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

Volcano Corporation

3661 Valley Centre Drive, Suite 200

San Diego, CA 92130

Attn: Chief Financial Officer

8

[Include for Global Note]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL NOTE

Initial principal amount of Global Note: $[            ]

Date	Amount of Increase in principal amount of Global Note	Amount of Decrease in principal amount of Global Note	principal amount of Global Note after Increase or Decrease	Notation by Registrar or Note Custodian

9

ATTACHMENT 1

[FORM OF CONVERSION NOTICE]

VOLCANO CORPORATION

1.75% CONVERTIBLE SENIOR NOTES DUE 2017

Wells Fargo Bank, National Association

707 Wilshire Blvd., 17th Floor

MAC CODE: E2818-176

Los Angeles, CA 90017

Attention: Corporate Trust Department

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is such that the principal amount of the portion of this Note that will not be converted equals $2,000 or an integral multiple of $1,000 in excess thereof) below designated, into an amount of cash and a number of shares of Common Stock, if any, determined in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest payable on such Interest Payment Date of the principal amount of this Note to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto as set forth in the Indenture. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Principal amount to be converted:

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

10

ATTACHMENT 2

[FORM FUNDAMENTAL CHANGE REPURCHASE NOTICE]

VOLCANO CORPORATION

1.75% CONVERTIBLE SENIOR NOTES DUE 2017

Wells Fargo Bank, National Association

707 Wilshire Blvd., 17th Floor

MAC CODE: E2818-176

Los Angeles, CA 90017

Attention: Corporate Trust Department

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Volcano Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Note (i) the entire principal amount of this Note, or the portion thereof (that is such that the portion not to be repurchased has a principal amount equal to $2,000 or an integral multiple of $1,000 in excess thereof) below designated, and (ii) if such Fundamental Change Repurchase Date does not occur during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Repurchase Date.

If this Note is a Definitive Note, the certificate number of the Note to be repurchased is:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $ ,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

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ATTACHMENT 3

[FORM OF TRANSFER AND ASSIGNMENT]

VOLCANO CORPORATION

1.75% CONVERTIBLE SENIOR NOTES DUE 2017

For value received	hereby sell(s), assign(s) and transfer(s) unto:

(Insert assignee’s soc. sec. or tax ID no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoints                                          agent to transfer this Note on the books of the Company, with full power of substation in the premises.

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

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